UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020 (April 1, 2020)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KGJI	The NASDAQ Capital Market

This current report on Form 8-K is incorporated by reference into the registration statement on Form S-3 filed on March 30, 2020 (file number 333-237493).

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2020, Kingold Jewelry Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two private investors (the “Investors”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in an unregistered private transaction, convertible promissory notes (the “Notes”) with an aggregate principal amount of $515,000. The Notes feature an initial issuance discount of 3%, bear interest at 5% annual rate and mature in one year. The conversion price for the Notes is initially set at $3.00 per share for the first 180 days following issuance. Thereafter, the Notes may be converted by the Investors for a price equal to 70% of the lowest closing price of the Company’s common stock, $0.001 par value per share (the “Common Stock”) during the ten trading days immediately prior to the delivery of an exercise notice.

The Company also agreed to sell to the Investors warrants to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $1.25 per share (the “Warrants”). The Warrants are exercisable from issuance and expire two years from the date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment in the event of stock splits or dividends, or other similar transactions, but not as a result of future securities offerings at lower prices.

Net proceeds to the Company from the sale of the Shares and the Warrants (such transaction, the “Offering”), after deducting estimated offering expenses and placement agent fees, are approximately $445,000. The Offering closed on April 1, 2020.

Network 1 Financial Securities, Inc. (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering pursuant to a placement agent agreement between the Company and the Placement Agent dated July 9, 2019 (the “Placement Agreement”). The Placement Agreement provides that the Placement Agent will receive a cash commission fee equal to 8% of the aggregate gross proceeds of the Offering.

The foregoing descriptions of the forms of Purchase Agreement, Note and Warrant are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement, the Placement Agreement, the form of Warrant and the form of Note, which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On April 1, 2020, the Company entered into the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K pursuant to which, among other things, it agreed to issue the Notes and Warrants to the Investors. The offering of the Notes and Warrants is being made pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The disclosures in Item 1.01 of this Form 8-K regarding the Notes and Warrants and the shares of Common Stock issuable upon the exercise or conversion thereof are incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to purchase Common Stock

4.2	Form of Convertible Note

10.1	Form of Securities Purchase Agreement dated April 1, 2020.

10.2	Placement Agent Agreement dated July 9, 2019 as amended and in effect

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

	By:	/s/ Bin Liu
	Name:	Bin Liu
	Title:	Chief Financial Officer
Date: April 2, 2020